SCHEDULE 14A


                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only ( as permitted by Rule 14a-6(e)(2)
[x]  Definitive Proxy Statement
[  ] definitive Additional Materials
[  ] Soliciting Material Pursuant to &240.14a-11(c) or &240.14a-
     12


                     U.S. TECHNOLOGIES INC.


Payment of Filing Fee (Check the appropriate box):
[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     Item 22(a)(2) if Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3)
[  ] Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction
     applies:
     ______________________________________________

     2) Aggregate number of securities to which transaction
     applies:
     ______________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange
     Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it
     was determined):
     ______________________________________________

     4) Proposed maximum aggregate value of transaction:
     ______________________________________________
     5) Total fee paid:
     ______________________________________________
[x]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:
     4) Date Filed:
                    U. S. Technologies, Inc.
                    1402 Industrial Boulevard
                          P.O. Box 697
                    Lockhart, TX  78644 - USA
                  Facsimile No.: (512) 375-2045

            Notice of Annual Meeting of Stockholders
             to be held in Lockhart on July 25, 1996


The Board of Directors of U.S. Technologies Inc., a Delaware Corporation (the "Company"), hereby gives notice that the 1996 Annual Meeting of Stockholders of the Company will be held on Thursday, July 25, 1996, at 10:30 a.m. Central Standard Time, in the Company's Conference room at 1402 Industrial Boulevard, Lockhart, Texas, for the following purposes:

1. To elect three persons to serve on the Company's Board of Directors.

2. To consider and vote upon a proposal to approve the Company's 1996 Option Plan.

3. To consider and vote upon a proposal to undertake a reverse split of the Company's Authorized and Outstanding shares on the basis of one (1) "new" share for ever five (5) "old " shares.

4. To consider and vote upon a proposal to effectively increase the number of authorized and unissued shares.

5 To ratify selection by the Board of Directors of Brown, Graham & Company, as the Company's independent certified public accountants for fiscal year ending December 31, 1996.

6 To transact any other business as may properly come before the meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on May 28, 1996, are entitled to notice of and to vote at the meeting. If you attend the meeting you may vote in person if you wish, even though you may have returned your proxy. A copy of the Company's Proxy Statement and its' Annual Report for the year ended December 31, 1995 are enclosed herewith.


                                   By  Order   of  the  Board  of
Directors


                                   William Meehan, Secretary


June 24, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE
MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
                    U. S. Technologies, Inc.
                    1402 Industrial Boulevard
                          P.O. Box 697
                    Lockhart, TX  78644 - USA
                  Facsimile No.: (512) 375-2045

                         PROXY STATEMENT


            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                        on July 25, 1996

       This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Annual Report for the Year Ended December 31, 1995 are being furnished in connection with the solicitation by the Board of Directors of U.S. Technologies Inc., a Delaware corporation (the "Company"), of proxies for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, July 25, 1996, at 10:30 a.m., Central Standard Time, in the Company's Conference room at 1402 Industrial Boulevard, Lockhart, Texas, and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about July 5, 1996.

       The close of business on May 28, 1996, has been selected as the record date (the "Record Date") for determining the holders of outstanding shares of the Company's common stock, par value $.02 per share (the "Common Stock"), entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were 17,097,263 shares of Common Stock outstanding and approximately 870 holders of record. Holders of Common Stock are entitled to one vote per share.

                        VOTING OF PROXIES

       The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Elections of directors will be determined by a plurality vote of all shares present in person or by properly executed proxy and voting at the Annual Meeting. The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the 1996 Option Plan (the "Option Plan") described herein, to approve the 5 for 1 reverse split of the Company's Common stock and to ratify the selection of the independent public accountants. Abstentions will have the same effect as a withheld vote with respect to the election of directors and a vote against the approval of the Option Plan and will have no effect on the ratification of the selection of the independent public accountants. Broker non-votes will have no effect on the votes with respect to the election of directors, the approval of the Option Plan or the ratification of the selection of the independent certified public accountants.

       Unless proxies have been previously revoked, all shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions given on such proxies. Any person giving a proxy has the power to revoke it, in writing delivered to the Secretary of the Company at the
                                2

address given above, at any time prior to its exercise. If no direction is given, a properly executed proxy will be voted FOR the election of the three persons named under "Election of Directors," FOR the 1 for 5 reverse split of the Company's common shares, FOR the effective increase in the Company's number of authorized and unissued common shares, FOR the approval of the Option Plan and FOR the ratification of the selection of Brown, Graham & Company, as the Company's independent certified public accountants. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.
                      _____________________













































                                3



                     ELECTIONS OF DIRECTORS

ITEM 1 - ELECTION OF DIRECTORS

       Pursuant to the Company's Bylaws, the Company's Board of Directors consists of five members, each to hold office until the next annual meeting or until his respective successor is elected and qualified. If any nominee listed below should become unavailable for any reason, the proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the Annual Meeting, or, if no substitute is selected prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available.

               Nominees for Director

               John V. Allen  Currently a Director of the Company
               William Meehan Currently a Director of the Company
               Dr. James Chen Currently a Director of the Company

       Certain information regarding these nominees is set forth below in the section entitled "Management of the Company -
Directors and Executive Officers."

Vote Required

       The affirmative vote of the record holders of a plurality of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to elect Directors. The enclosed proxy provides a means for stockholders to vote for the election of all of the nominees, to withhold authority to vote for one or more such nominees, or to withhold authority to vote for all of such nominees. Abstentions with respect to the election of a nominee for Director will have the same effect as a withheld vote and broker non-votes will have no effect on the election of Directors.

       It is the intention of the persons in the enclosed proxy to vote FOR the election of the above-named nominees to serve as Directors of the Company. The nominees, each of whom currently serves as a Director, or who have been nominated to coincide with the Annual Meeting, have consented to be named in this Proxy Statement and to serve if elected. Management does not contemplate or foresee that any of the nominees will be unable or unwilling to serve or be otherwise unavailable for election.

Board Recommendation

       The Board  of Directors  recommends that stockholders vote
FOR the election of the nominees for Director set forth above.

        APPROVAL OF THE COMPANY'S 1996 STOCK OPTION PLAN

ITEM 2 - PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S 1996
STOCK OPTION PLAN

General
                                4


       On May 1, 1996, the Company's Board of Directors adopted the Company's 1996 Stock Option Plan (the "Option Plan"). The following summary of the provisions of the Option Plan is qualified in its entirety by express reference to the text of the Option Plan attached as Exhibit I hereto. Terms not otherwise defined in this summary shall have the meaning given to them in the text of the Option Plan.




















































                                5

Shares Granted and Reserved

       Under the Option Plan, a total of 600,000 shares of Common Stock are reserved to be issued upon exercise of options granted under the plan, subject to adjustment in the event of, among other things, an increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock divided, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock. As of May 28, 1996, no options had been granted or were outstanding for the purchase of shares under the Option Plan. The stock option prices will be set at an exercise price equal to the fair market value of the Common Stock on the date of grant. A total of 600,000 shares are available for issuance under the Option Plan.

Plan Description

       Purpose. The Purpose of the Option Plan is to strengthen the Company by providing an incentive to its employees, officers and directors and encouraging them to devote their abilities to the success of the Company. It is intended that this purpose be achieved by extending to employees, officers and directors of the Company or any subsidiary an added long-term incentive for high levels of performance and exceptional efforts through the grant of options to purchase shares of the Common Stock of the Company.

       Administration. The Option Plan provides that it shall be administered by a committee consisting of at least two members of the Board of Directors (the person as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the terms of the Option Plan, the Committee has full power to select, from among the employees and directors eligible for option grants, the individual to whom options will be granted, and to determine the specific terms and conditions of each option grant in a manner consistent with the Option Plan; to waive compliance by participants with terms and conditions of option grants; to modify or amend option grants in a manner consistent with the Option Plan; to interpret the Option Plan and decide any questions and settle all controversies and disputes that may arise in connection therewith; and to adopt, amend, and rescind rules and regulations for the administration of the
Option Plan. Determinations of the Committee on all matters relating to the Option Plan are conclusive.

       Eligibility. Options may be granted to any employee, officer or director of the Company, provided that incentive stock options (as defined below) may only be granted to employees and to officers who are also employees. Under Exchange Act Rule 16b-3, a member of the Committee may not participate in the Option Plan.

       Options: Grants and Exercise. The Option Plan permits the granting of non-transferable stock options that qualify as incentive stock options ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and non-transferable stock options that do not so qualify ("non-statutory options"). The option exercise price of each option is to be determined by the Committee, but it may not be less than 100% of the fair market value of the shares on the date of grant (110% in
                                6

the case of a person who owns stock possessing more than 10% of the voting power of the Company (a "10% stockholder")). For purposes of the Option Plan, "fair market value" on any given date means the average of the high and low sales price at which Common Stock is traded on such date as reflected on the NASDAQ Market.

       The term of each option shall be determined by the Committee; provided, however, in the case of an ISO, the term may not exceed ten years from the date of grant (five years, in the case of a 10% stockholder); non-statutory options have a term limited to ten years (five years, in the case of a 10% stockholder) from the date of grant.

       The Committee determines at what time or times and under what conditions (including performance criteria) each option may be exercised. Options may be made executable in installments, and the exerciseability of options may be accelerated by the Committee. The Committee also determines, at the time of grant of each option, the terms and conditions under which the options granted to a participant may be exercised in the event of such participant's termination of service as an employee or director as a result of death, disability or termination of employment.

       To the extent not otherwise provided by the Committee, options granted to employees become executable in three installments, each equal to one-third of the entire option granted and executable on the first, second and third anniversaries of the grant date, respectively. In the event of termination of a participant's service to the Company, vested options may be exercised within twelve months following the date of death or following a determination of disability and within three months following termination for any other reason; except that, if such termination is for cause, the options will not be executable following such termination. In no event may an option be exercised later than the date of expiration of the term of the option as set forth in the agreement evidencing such option.

       In order to exercise an option, the participant must provide written notice and full payment to the Secretary of the Company. The option exercise price of options granted under the Option Plan must be paid for in cash or other shares of Common Stock upon such terms and conditions as determined by the Committee. The Committee may require that upon exercise of an option, certificates representing shares thereby acquired bear an appropriate restrictive legend if the sale of the shares has not been registered under the Securities Act of 1933, as amended.

       No option may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an option may only be exercised by him or her.

       Mergers and Consolidations. In the event of a dissolution or liquidation or merger or consolidation of the Company, the options shall continue in effect in accordance with their respective terms, and each participant shall be entitled to receive the same number and kind of stock, securities, cash, property or other consideration that each holder of Common Stock was entitled to receive in the transaction in respect of the Common Stock.
                                7


       Amendment. The Board may amend the Option Plan or any outstanding option for any purpose which may at the time be permitted by law, except that no amendment or termination of the Option Plan may adversely affect the rights of any participant (without his or her consent) under an option previously granted.

       Term of Plan. Unless sooner terminated by the Board, the Option Plan will terminate at the tenth anniversary of the date of adoption by the Board.

Certain Federal Income Tax Consequences

       The following summary generally describes the principal federal (and not state and local) income tax consequences of options granted under the Option Plan. It is general in nature and is not intended to cover all tax consequences that may apply to an Option Plan participant or to the Company. The provisions of the Code and the regulations thereunder relating to these matters ("Treasury Regulations") are complex, and their impact in any case may depend upon the particular circumstances. Each holder of an option under the Option Plan should consult the holder's own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the Option Plan. This discussion is based on the Code as currently in effect.

       If an option (whether an ISO or non-statutory) is granted to a participant in accordance with the terms of the Option Plan, no income will be recognized by such participant at the time the option is granted.

       Generally, on exercise of a non-statutory option, the amount by which the fair market value of the shares of the Common Stock on the date of exercise exceeds the purchase price of such shares will be taxable to the participant as ordinary income, and, in the case of any employee, the Company will be required to withhold tax on the amount of income recognized by the employee upon exercise of a non-statutory option. Such amount will be deductible for tax purposes by the Company in the year in which the participant recognizes the ordinary income. The disposition of shares acquired upon exercise of a non-statutory option will result in capital gain or loss (long-term or short-term depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount or ordinary income recognized in connection with the exercise of the non-statutory option.

       Generally, on exercise of an ISO, an employee will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of Common Stock received ("ISO shares") on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the employee to the alternative minimum tax ("AMT"). Upon the disposition of the ISO shares, the employee will recognize long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized
                                8

on such disposition and the purchase price of such shares. Generally, however, if the employee disposes the ISO shares within two years after the date of option grant or within one year after the date of option exercise (a "disqualifying disposition"), the employee will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes for the taxable year in which the disqualifying disposition occurs, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, if less, the amount of the gain on sale). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute capital gain.

       If an option is exercised through the use of Common Stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, proposed Treasury Regulations would provide that, if the previously owned shares are ISO shares and the holding period requirement for those shares was not satisfied at the time they were used to exercise an option, such use would constitute a disqualifying disposition of such previously owned ISO shares, resulting in the recognition of ordinary income (but not any additional capital gain) in the amount described above. If an otherwise qualifying ISO first becomes executable in any one year for shares having a fair market value, determined as of the date of the grant, in excess of $100,000, the portion of the option in respect of such excess shares will be treated as a non-statutory option.

       Section 16(b)  of  the  Exchange  Act  generally  requires officers, directors and 10% stockholders of the Company to disgorge profits realized by buying and selling the Company's Common Stock within a six month period. Consequently, by application of Code Section 83 to these participants who are subject to Section 16, generally the relevant date for recognizing and measuring the amount of ordinary income in connection with an exercise of a non-statutory option (or AMT in the case of an ISO), as well as the relevant date for recognizing and measuring the amount of an employee's ordinary income and the Company's tax deduction in connection with a disqualifying disposition of ISO shares as discussed above, will be the later of: (i) six months following the date of grant, and (ii) the date of exercise of the option unless such participants elect otherwise under Code Section 83(b).

Vote Required

       The affirmative vote of the record holders of the majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Option Plan. Approval of the Option Plan by stockholders is required for ISO options granted under the Option Plan to meet the requirements of Code Section 422 and for options granted under the Option Plan to persons potentially liable under Section 16 of the Exchange Act to be exempt from liability to the extent provided under Exchange Act Rule 16b-3. Abstentions will have the same effect as a vote against the approval of the Option Plan and broker non-votes will have no effect on such vote.
                                9


Board Recommendation

       The Board  of Directors  recommends that stockholders vote
FOR the approval of the Option Plan.

APPROVAL OF 1 FOR 5 REVERSE SPLIT OF THE COMPANY'S COMMON SHARES

ITEM 3  - PROPOSAL  TO APPROVE  A 1  FOR 5  REVERSE SPLIT  OF THE
COMPANY'S COMMON SHARES

     On May 28, 1996, the Board of Directors of the Company adopted a resolution declaring it advisable that the common stock of the Company be reverse split on an 1 for 5 basis.

     This proposal would effect a 1 for 5 reverse split of the Company's issued and outstanding Common Shares ( the "Stock Split"). The Stock Split would result in one post-split Common Share being issued in exchange for each 5 Common Shares which are presently issued and outstanding. The Company would not issue fractional shares pursuant to the Stock Split, but instead would issue one whole Common Share to those shareholders who would otherwise be entitled to receive fractional shares. The principal effect of the Stock Split would be to decrease the number of issued and outstanding Common Shares as of May 28, 1996, from 17,097,263 to approximately 3,419,453, depending on the number of whole Common Shares issued in elimination of fractional Common Shares. The Stock Split would not have an immediate effect on any shareholder's proportionate interest in the Company, including the proportionate interest of management, except for (i) the de minimis effect on those shareholders who receive one whole share in lieu of fractional shares, and (ii) the increase in future possible dilution, as described below.

     The following table illustrates the principal effects of the proposed stock split based on the Company's capitalization as of December 31, 1995:

Common Shares   Prior to Split         After Split

Authorized          40,000,000          40,000,000

Outstanding         17,097,263           3,419,453*

Available for future issuance22,902,737 36,580,547*

   * Assumes that no post-split Common Shares are issued in lieu of fractional Common Shares

Reasons for the Reverse Stock Split

     The Company's Common Stock is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). As of May 28, 1996, the Company's Common Stock is trading at $0.34 bid and $.041 ask per share, respectively. For continued inclusion in the NASDAQ system, a minimum bid price per share shall be $1.00, provided, however that the Company shall not be required to maintain the $1.00 per share minimum bid price if it maintains the market value of public float of $1,000,000 or $2,000,000 in capital and surplus. Currently, the Company
                                10

maintains a public float market value of approximately $5,813,000, however, the Company does not maintain $2,000,000 in capital and surplus. Accordingly, in order to maintain its listing on the NASDAQ system the Company must increase the price per share from $0.34 bid to a price in excess of $1.00 per share. The Company believes that by reverse splitting the outstanding shares of Common Stock on a basis of 1 for 5, it will increase the price per share in excess of $1.00. In the event that the shares are reverse split on a 1 for 5 basis , there is no assurance that the price per share will exceed $1.00, or in the event the bid price does exceed $1.00 per share that it will remain at or above $1.00, and accordingly, it is possible that the Company's shares of Common Stock could be delisted from the NASDAQ system even though the reverse split is approved by the shareholders and effectuated. In the event the Company's shares of Common Stock are delisted from the NASDAQ system, their marketability because of the reluctance of many leading brokerage firms to recommend low priced securities to their clients, may be adversely affected. Further, a number of brokerage firms policies tend to discourage individual brokers within those firms from dealing in low priced securities. The Board of Directors is hopeful that by decreasing the number of Common Shares outstanding as a consequence of the reverse split, and the resulting increase in price level will generate broader interest in the Company's Common shares and promote continued liquidity for the Company's shareholders.

Future Dilution; Anti-Takeover Effects

     There may be certain disadvantages suffered by shareholders of the Company as a result of approval of the Amendment. These include a significant increase in possible dilution to present shareholders' percentage ownership of the Common Shares. As described above, assuming issuance of all authorized Common Shares, present shareholders, in the aggregate, would own approximately 42.7% of the then-outstanding Common Shares under the Company's present capital structure, but only 8.6% of the outstanding Common Shares under the Capital structure assuming adoption of the amendment.

The proportionate increase in the number of Common Shares available for future issuance may also have certain anti-takeover effects, For example, the availability of a large number of Common Shares for future issuance might allow the Company's Board of Directors to dilute the percentage share ownership of persons who might attempt to obtain control over the Company. Approval of the Amendment therefore might allow the Board of Directors to frustrate a takeover attempt which might be favorable to shareholders as a group, and may have the effect of limiting shareholder participation in these types of transactions.

     While the Amendment may have certain anti-takeover effects, management of the Company is not aware of any attempts by third persons to accumulate a large number of Common Shares. Accordingly, the Amendment has not been recommended by the Board of Directors in response to any existing attempts by third parties at obtaining control of the Company.

No Plans or Agreements to issue Any Additional Common Shares

                                11

     The Company has no plans or agreements to issue any additional Common Shares at this time.

Exchange of Certificates and Liquidation of Fractional Shares

     American Securities Transfer, Inc. has been appointed to serve as the exchange agent (the "Exchange Agent") to act for shareholders in effecting the exchange of their certificates.

     As soon as practicable after the Effective Date, shareholders will be notified and requested to surrender their certificates representing Common Shares to the Exchange Agent in exchange for certificates representing post-split Common Shares. Commencing on the Effective Date, each certificate representing pre-split Common Shares will be deemed for all purposes to evidence ownership of post-split Common Shares.

     Certificates representing fractional Common Shares will not be issued in connection with the Stock Split. Assuming approval of the Stock Split by shareholders, shareholders who would otherwise receive fractional shares will be entitled to receive one whole Common Share in lieu of any fractional share.

Vote Required

     The affirmative vote of a majority of the outstanding Common
Shares is  required  to  adopt  the  Amendment.    The  Company's
officers and directors are expected to vote for the adoption of the Amendment.

Federal Income Tax Consequences

     The federal income tax consequences of the proposed Stock Split are set forth below. The following information is based upon existing tax laws, which are subject to change by legislation, administrative action and judicial decision. Shareholders are therefore advised to consult with their own tax advisor for more detailed information relating to their individual tax circumstances.

     1. The post-split Common Shares in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of the pre-split Common Shares held by the shareholder immediately prior to the Stock Split.

Registration

     The Board of Directors believes the changes to be effected by the reverse split will not cause the Company to terminate registration of the Common Shares under the Securities Exchange Act of 1934 or to cease filing reports under that Act with the Securities and Exchange Commission. The Company does not have any present plans to take any action which would further reduce the number of shares

     THE BOARD  OF DIRECTORS  RECOMMENDS A  VOTE FOR  THE 1 FOR 5
REVERSE STOCK SPLIT.

APPROVAL OF EFFECTIVE INCREASE IN AUTHORIZED AND UNISSUED SHARES

                                12

ITEM 4 - PROPOSAL TO APPROVE THE EFFECTIVE INCREASE IN THE NUMBER
OF AUTHORIZED AND UNISSUED SHARES.

       As disclosed in item 3, the Board of Directors adopted a resolution declaring it advisable that the common stock of the Company be reverse split on a 1 for 5 basis.

       The Board of Directors has recommended to keep the authorized number of Common Shares at 40,000,000 after the split. Normally the authorized number of shares would be reduced to 8,000,000 to reflect the 1 for 5 reverse split being proposed in item 3 of this proxy statement. Electing to keep the authorized number of shares at 40,000,000 could result in a significant increase in possible dilution to present shareholders' percentage of ownership of the Company's Common Shares. Assuming the issuance of all authorized Common Shares, present shareholders, in the aggregate, would own approximately 42.7% of the outstanding shares under the Company's present capital structure prior to the split, but only 8.6% of the outstanding Common shares under the Capital structure assuming adoption of this proposal.

       The Board of Directors feels that retaining the existing number of authorized Common shares may be more attractive for future possible merger or acquisition candidates should the opportunity become available and be in the Company's best interest.

       Should this proposal not be approved by the shareholders, the Board of Directors will change the authorized number of Common Shares to reflect the direct proportional reverse 1 for 5 split, which would result in the then authorized number of Common Shares being 8,000,000. Likewise, should Item 3, the 1 for 5 reverse stock split not be approved, no changes will be made to the existing authorized number of Common shares.

     THE BOARD  OF DIRECTORS  RECOMMENDS A VOTE FOR THE EFFECTIVE
INCREASE IN THE AUTHORIZED AND UNISSUED NUMBER OF SHARES.

    RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ITEM 5  - PROPOSAL  TO APPROVE THE RATIFICATION OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       The Board of Directors has selected the firm of Brown, Graham & Company, as the Company's independent certified public accountants for the fiscal year ending December 31, 1996. Although the selection of auditors does not require ratification, the Board has directed that the appointment of Brown, Graham & Company be submitted to stockholders for ratification because management believes this matter is of such significance as to warrant stockholder participation. The Company expects a representative of Brown, Graham & Company to be present at the Annual Meeting in person or by telephone conference to respond to appropriate stockholder questions, and they will be given the opportunity to address the stockholders, if they so desire.

Vote Required


                                13

       The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent certified public accountants. Abstentions and broker non-votes will have no effect on such vote.

Board Recommendation

       The Board  of Directors  recommends that stockholders vote
FOR ratification of the selection of Brown, Graham & Company, as the Company's independent certified public accountants for the fiscal year ending December 31, 1996.


                    MANAGEMENT OF THE COMPANY

   The directors and executive officers of the Company are as follows:

Name                Age       Position

John V. Allen            59        Chairman of the Board
William Meehan      51        President and Director
James Chen               40        Director

Directors and Executive Officers

       JOHN V. ALLEN. John Allen became a member and Chairman of the Board of Directors on January 23, 1995, when U.S.
Technologies Inc. acquired Newdat, Inc. Mr. Allen has been Chairman of the Board of Newdat, Inc. since it's inception in 1994. Mr. Allen was a founder and Chairman of the Board of Pan Pacific Gold Corporation since July 1994, a Canadian resources company with activities in British Columbia, Vietnam, China and the U.S. conducting mining operations primarily for gold. Mr. Allen is the founder of and Chairman of the Board of Laura Technologies, Inc., an Arizona technology corporation devoting its efforts to research and development of principally electronic products. During the period of 1984 through 1989 Mr. Allen served as the founder and Chairman of Superburn Systems, Ltd., a Canadian public company involved in environmental and waste management with offices in Canada, United States, United Kingdom, Germany and other European countries. Mr. Allen is a member of the board of Directors of Laura Investment Ltd., a wholly owned multi-national investment holding company with a diverse range of high technology businesses.

       WILLIAM MEEHAN. William Meehan was appointed President and Chief Executive officer of the Company on June 1, 1995, and appointed to the Board of Directors on October 30, 1995. Mr. Meehan has served as President, Chief Executive Officer and a member of the Board of Directors of SensonCorp Limited from July 1994. Mr. Meehan served from October 1992 as President and as a member of the Board of Directors of Clarion Environmental Technologies, Inc., a Vancouver Stock Exchange public company, specializing in environmental pollution eradication until his resignation in June 1994. Mr. Meehan has been President and a member of the Board of Directors of Pan Pacific Gold Corporation, a Canadian public Company trading on the Vancouver Stock Exchange since August 1994. Pan Pacific conducts mining and extraction
                                14

activities in British Columbia, Vietnam, China and the U.S. Mr. Meehan was appointed as the Australian Consul General to Western Canada, based in Vancouver, in December 1989 and served in that position until October 1992. Mr. Meehan has a degree in civil engineering and has written a fellowship in International Marketing. He has worked extensively in Europe, the Middle East, Asia, Australia, and North America during his career.





















































                                15

       James Chen James Chen Phd. (Engineering) was appointed to the Board of Directors of U.S. Technologies Inc., on May 28, 1996, to fill the vacant position created by the resignation of Norman Frank on April 30, 1996. Dr. Chen has provided technical assistance to the Company over the past year. Dr. Chen is Vice President (International Engineering) for Laura Technologies Ltd., a Vancouver based company. From October 1994 until September 1995, Dr. Chen was Vice President, research, and a member of the Board of Directors of Clarion Environmental Systems Ltd. Prior to that he spent two and a half years as a post doctoral fellow at the University of British Columbia, specializing in air pollution technology and energy utilization.

Board of Directors and Committees

       Pursuant to the Company's Bylaws, the Company's Board of Directors consists of five members, each to hold office (subject to the Company's By-Laws) until the next annual meeting or until his respective successor is elected and qualified. In the case of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant. Directors do not receive any fees for attending Board meetings. However, if two meetings are held in a single month, then non-employee Directors receive a payment of $100. Directors are entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board meetings. During the fiscal year ended December 31, 1995 ("fiscal 1995"), the Board of Directors held 8 meetings. All incumbent directors attended at least 75 percent of those meetings.

       Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal 1995, all filing requirements applicable to its officers and directors were complied with by such individuals.

Compensation of Executive Officers

       The following table sets forth all compensation awarded to, earned by or paid to each of the Company's executive officers
(the "Named Officers") for the Company's fiscal year as specified below:


                      SUMMARY COMPENSATION TABLE

          Annual Compensation

Name and Principal                                     Other Annual
Position                            Year    Salary     Bonus     Compe
nsation

William Meehan            1995   $90,000        $0        $0
President and             1994    30,000         0         0

Chief Executive
Officer (1)

Ryan Corley               1995    24,000         0         0
                                16

President and             1994    67,500         0         0
Chief Executive           1993    60,000         0         0
Officer(2)

(1) Mr. Meehan served as president of SensonCorp, Inc., one of Companies acquired in the Newdat, Inc., acquisition on January 21, 1995, and was appointed Company President and CEO on June 1, 1995.
(2)  Mr. Corley resigned as Company President on June 1, 1995.

All other executive officers received less than $100,000 total annual salary and bonus during the years being reported upon herein.

Employment Agreements

       The Company is a party to an employment agreement with Mr. William Meehan which expires on May 31, 1999. Pursuant to such employment agreement, Mr. Meehan acts as President and Chief Executive Officer of the Company, for which he currently receives an annual salary of $120,000 and is prohibited from competing with the Company for a period of one year following the term of the agreement.

Stock Option Plans

       1988 and 1990 Stock Option Plans

       In March 1989 and June 1990, the shareholders approved the 1988 Stock Option Plan (the "1988 Plan") and (the "1990 Plan"), respectively. The 1988 and 1990 Plans are designed to serve as an incentive for retaining qualified and competent employees. The Plans provide for the award of options to purchase up to 300,000 shares of Common Stock in each respective Plan, of which 137,580 were subject to outstanding options as of December 31, 1995. The Plans are administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee has, subject to the provisions of each Plan, full authority to select Company individuals eligible to participate in each respective Plan, including officers and employees. The 1988 Plan provides for the awarding of incentive stock options (as defined in
Section 422 of the Internal Revenue Code of 1986) and non-incentive stock options. Options granted pursuant to the 1988 Plan will have such vesting schedules and expiration dates as the Stock Option Committee shall establish in connection with each Plan Participant, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 1995, 3,000 shares were granted under the Plans.

       On May 28, 1996, the Company's Board of Directors adopted and approved the 1996 Stock Option Plan. The Option Plan is designed to serve as an incentive for retaining qualified and competent directors, officers and employees. See "Approval of the Company's 1996 Option Plan."

Options Granted in Last Fiscal Year

       There were no options granted to any of the named executive officers during the year ended December 31, 1995.

Option Values
                                17


       There were no unexercised options held by the named executive officers as of December 31, 1995.

Board of Directors' Report on Executive Compensation

       The  Board   of  Directors   has   not   established   any
compensation committee.   Therefore,  the full  Board reviews and
makes decisions regarding salaries, compensation and benefits of executive officers and key employees of the Company.

       Compensation of the Company's executive officers and key employees has historically consisted of two components: base salary and annual bonuses. Base compensation levels have been developed in order to attract and retain executives and key employees based on their level of responsibility within the Company. Generally, the Company has positioned salaries at median compensation levels for comparable positions and responsibilities in the market. Individual salaries may be higher or lower based on the qualifications and experience of the individual as well as Company performance. Base salaries have been subject to periodic review and adjustment and annual salary adjustments have been made based on the factors described above. Annual bonuses are under consideration and will closely link executive pay with performance in areas key to the Company's short term operating performances.

       For fiscal 1995, the compensation package of the Company's President, Mr. Meehan, was established pursuant to a written employment agreement which expires on May 31, 1999. Mr. Meehan currently receives an annual salary of $120,000. See "Management of the Company - Employment Agreements."

       The Board of Directors has instituted the 1996 Stock Option Plan which is administered by the Stock Option Committee. See "Management of the Company - Stock Option Plans." The Company has adopted these stock option plans in order to create incentives for retaining qualified and competent employees and maximizing long-term stockholder values. For fiscal 1996, the Board intends to examine and evaluate the performance of the Company's officers and employees, through discussions with senior management and otherwise, and make its decisions with respect to base salary, annual bonuses and any other elements of compensation in light of an overriding company philosophy linking pay and performance.

Certain Relationships and Related Party Transactions

       Mr. John Allen, Chairman of the Company is also Chairman of the Board of Directors of Laura Technologies, Inc., with whom the Company and or its subsidiaries have a loan in the amount of $210,774 as of December 31, 1995.

                      VOTING SECURITIES AND
                    PRINCIPAL HOLDERS THEREOF

       The following table set forth as of May 28, 1996, the number and percentage of shares of Common Stock held by (i) each of the executive officers and directors of the Company, (ii) all persons who are known by the Company to be the beneficial owners
                                18

of, or who otherwise exercise voting or dispositive control over, five percent or more of the Company's outstanding Common Stock and (iii) all of the Company's present executive officers and directors as a group:

 Name and Address           Common Stock     Percentage of
of Beneficial Owner            Owned (1)      Outstanding

John V. Allen (1)                      0         0.00
Suite 203
2750 Gulfshore Blvd.
North Naples, FL  33940

William Meehan (1)                     0         0.00
7806 Newhall Lane
Austin, TX  78746

James Chen (1)                         0         0.00
Suite 1110
900 West Hastings Street
Vancouver, British Columbia
Canada V6C 1E5
All Officers and Directors
as a Group (3 individuals)             0         0.00%

Tintagel, Ltd. (2)             6,319,226        39.80%
P.O. Box 156,
Hybiscus Square Pond Street
Grand Turk, Turks & Caicos Islands
British West Indies

(1) These individuals are officers and/or directors of the Company.
(2) Beneficial owner of more than 5% of the outstanding shares of the Company's Common
       Stock.
























                                19

Performance Graph

       Set forth below is a graph comparing cumulative total stockholder returns (assuming reinvestment of dividends) of the Company, the Standard & Poor's High Tech composite and the Standard & Poor's 500 index. The graph assumes $100 invested on December 31, 1991 in the Company and in each of the indices. The performance shown in the graph is not necessarily indicative of future performance.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                      Performance Graph for
                     U.S. Technologies Inc.

                    TOTAL SHAREHOLDER RETURNS
                      Dividends Reinvested

                               ANNUAL RETURN PERCENTAGE
                                   Years Ending

Company/Index         Dec 91  Dec 92  Dec 93  Dec 94  Dec 95

U. S. Technologies Inc.          113.22  -68.80  -23.91  -68.41
- -8.27
S & P High Tech Composite         14.08    4.13   23.01   16.55
44.04
S & P 500 Index           30.47    7.62   10.08    1.32   37.58

                                   INDEXED RETURNS
                                   Years Ending
                Base
              Period
Company/Index Dec 90  Dec 91  Dec 92  Dec 93  Dec 94  Dec 95

U. S. Technologies Inc.  100     213.22   66.52   50.62   15.99
14.67
S & P High Tech Composite100     114.08  118.79  146.13  170.31
245.32
S & P 500 Index  100     130.47  140.41  154.56  156.60  215.45





















                                14

                          OTHER MATTERS

       The Board of Directors is not currently aware of any other matters to be transacted at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine, subject, in any event, to the requirements of Delaware Law.

       The Company will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers of the Company may also solicit proxies by telephone or personal interview. In addition, the Company expects to request persons who hold shares in their names and other to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                      FINANCIAL STATEMENTS

       The Company's audited consolidated financial statements for the fiscal year ended December 31, 1995 and certain other related financial and business information of the Company are obtained in the 1995 Annual Report to Stockholders mailed with this Proxy Statement. Refer to Attachment 1.

                     STOCKHOLDERS' PROPOSALS

       Any proposal which an eligible stockholder wishes to include in the proxy statement for the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 1402 Industrial Boulevard, P.O. Box 697, Lockhart, Texas 78644, not later than March 1, 1997.

                                   By  Order   of  the  Board  of
Directors


                                   William Meehan, Secretary

Dated: June 27, 1996

















                                15


 U.S. TECHNOLOGIES INC. - STOCKHOLDERS ANNUAL MEETING - JULY 25,
                              1996


    PROXY - This Proxy is solicited on behalf of the Board of
                            Directors

The undersigned hereby appoints the Chief Executive Officer of U.S. Technologies Inc. (the "Company"), the attorney, agent and proxy of the undersigned, with full power of substitution and revocation, in the name, place and stead of the undersigned and with all the powers the undersigned is entitled to vote at any annual or special meeting of the shareholders of the Company (including any adjournments thereof) on all matters on which such shareholders are entitled to vote, (a) in favor of any nominees for election to the Board of Directors of the Company (the "Board") recommended by the Board, (b) otherwise, on each matter to be voted on any such meeting of shareholders. In the same proportion as the votes cast for, against and abstaining on such matter by the other holders of stock of the Company present and voting at such meeting.

                                   ______________________________
___
                                   [Name - Signature]





Dated:____________________, 1996 [Settlement Date]



Agenda Item 1 Election of Directors
           [   ]   For all nominees listed below  [    ] WITHHOLD
AUTHORITY
               (except as marked to the contrary)      to    vote
for all nominees listed

 (INSTRUCTION: To withhold authority for any individual nominee strike a line through the nominees' name in the list below.)

          John V. Allen, William Meehan, and James Chen

Agenda Item 2                                [  ]      [  ]

       Proposal to Approve the Adoption of             FOR
AGAINST
       the Company's 1996 Stock Option Plan

Agenda Item 3                                [  ]      [  ]

       Proposal to Approve the 5 for 1 Reverse split        FOR
AGAINST
       of the Company's Common shares.

Agenda Item 4                                [  ]      [  ]

       Proposal to effectively increase the number of  FOR
AGAINST
       authorized and unissued shares.

Agenda Item 5                                [  ]      [  ]

       Ratification of Appointment of                  FOR
AGAINST
       Independent Certified Public Accountants

Please mark your choices above, date, sign and return this proxy statement promptly using the enclosed envelope.

This proxy when executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3, 4 and 5.